EXHIBIT
                                                       10(iii)(g)
                                                       Page 1 of 6



                                INGERSOLL-RAND COMPANY


                RESTATED EXECUTIVE SUPPLEMENTARY RETIREMENT AGREEMENT



                    THIS AGREEMENT, effective as of the 2nd day of April, 1985, is by and between the Ingersoll-Rand Company of Woodcliff Lake, New Jersey, hereinafter called the Company, and
                             , hereinafter called the Employee (certain other definitions are defined in Schedule A, incorporated herein by reference).

                    WHEREAS, the Company values the efforts, abilities and accomplishments of the Employee as an important member of management and recognizes that his future services are vital to its continued growth and profits, and the Company in order to retain the services of the Employee is willing to provide benefits for him or for his designated beneficiary as set out below,

                    WHEREAS, the Employee was heretofore eligible to
          purchase life insurance coverage equal to             times his
          current salary and average incentive compensation for the most recent five years under the Company's existing life insurance plan, and as of January 1, 1985, his eligibility thereunder was changed to two times said salary and incentive compensation base,

                    NOW, THEREFORE, it is mutually agreed that:

                    1. Subject to paragraph 5 hereof, the Company shall, unless the Employee's employment has been terminated for "Cause", pay the Employee (or in the event of the Employee's death, to his
          beneficiary) the sum of          in 120 equal monthly
          installments. Such payments shall commence as of the first day of the month following the month when the Employee attains age 65, or if later, upon termination of his employment.

                    2.  If the Employee dies prior to commencement of
          payments hereunder, the Company shall pay the sum of         in
          120 equal monthly installments to the beneficiary of the Employee. The death benefit paid pursuant to this paragraph 2 shall commence as of the first day of the month following the Employee's date of death.


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                                                       EXHIBIT
                                                       10(iii)(g)
                                                       Page 2 of 6



                    3. If the Employee becomes "Disabled" while employed by the Company prior to commencement of payments hereunder, the
          Company shall pay the sum of            in 120 equal monthly
          installments to the Employee (or in the event of the Employee's death, to his beneficiary). Such payments shall terminate if the Employee recovers from such disability, and following such recovery, any eligibility for benefits which he might then or subsequently have under paragraph 1 or 2 of this Agreement shall be subject to the limitation contained in paragraph 4 below.
          The disability benefit paid pursuant to this paragraph 3 shall commence as of the first day of the month in which the Employee becomes Disabled.

                    4. In no event shall the Employee, if he becomes eligible for a benefit under paragraph 3, receive any benefit under paragraphs 1 or 2 of the Agreement while a benefit is being paid under paragraph 3. In no event shall the total payments made by the Company to the Employee (and his beneficiary) under
          paragraphs 1, 2, and 3 of this Agreement exceed the sum of     .

                    5. In the event that an Employee who voluntarily terminated employment with the Company (other than for "Good Reason") engages in "Competition" with the Company within three years after such termination of employment, no further benefits shall be payable hereunder.

                    6. The Employee may designate a beneficiary in writing to receive the benefits payable pursuant to this Agreement. Such beneficiary may be changed by the Employee from time to time by written notice delivered by the Employee to the Company. If no designated beneficiary survives the Employee, any payments pursuant to this Agreement made subsequent to the Employee's death shall be made to the Employee's estate.

                    7. Neither the Employee nor any designated beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder.

                    8. Any payments under this Agreement shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to the Employee by the Company. This Agreement shall not be construed as a contract of employment nor does it restrict the right of the Company to discharge the Employee or the right of the Employee to terminate employment.

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                                                       EXHIBIT
                                                       10(iii)(g)
                                                       Page 3 of 6



                    9. The Company shall be under no obligation whatsoever to purchase or maintain any contract, policy, or other asset to provide the benefits under this Agreement. Furthermore, any contract, policy or other asset which the Company may utilize to assure itself of the funds to provide the benefits hereunder shall not serve in any way as security to the Employee for the Company's performance under this Agreement. The rights accruing to the Employee or his designated beneficiary shall be solely those of an unsecured creditor of the Company. The law of the State of New Jersey shall govern this Agreement.

                    10. The Company agrees that it will not merge, consolidate, or combine with any other business entity unless and until the succeeding or continuing corporation or business entity expressly assumes and confirms in writing the obligations of the Company to the Employee under this Agreement.

                    11. This restated Agreement supersedes and restates the Executive Supplemental Retirement Agreement of same date and may not be amended except by a written agreement signed by the Company and the Employee.

                    12. Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first hereinabove written.


                                                   ______________________
                                                          Employee


                                                   Ingersoll-Rand Company

                                                   ______________________









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                                                       EXHIBIT
                                                       10(iii)(g)
                                                       Page 4 of 6



                                                            Schedule A


                                 Certain Definitions


                    As used in this Agreement, the following terms have the meanings indicated:

                    "Cause" shall be limited to (a) action by the Employee involving willful criminal misconduct, or (b) the Employee being convicted of a felony, in each case having a material adverse effect on the Company.

                    "Competition" shall mean performance, without the prior written consent of the Company, of services as an officer, employee, agent or consultant in a business that is directly competitive with any business of the Company with respect to which the Employee had responsibility while he was employed by the Company.

                    "Disabled" as applied to the Employee, means that (a) he has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit, (b) such total incapacity shall have continued for a period of six consecutive months and
          (c) such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.

                    "Good Reason" shall mean any of the following (without the Employee's express prior written consent):

                    (i) The assignment to the Employee by the Company of duties inconsistent with the Employee's positions immediately prior to such assignment, duties, responsibilities, titles or offices or any removal of the Employee from or any failure to re-elect the Employee to any of such positions, except in connection with the termination of the Employee's employment for Cause, Disability, or as a result of the Employee's death or by the Employee other than for Good Reason;






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                                                       EXHIBIT
                                                       10(iii)(g)
                                                       Page 5 of 6



                    (ii) A reduction by the Company of the Employee's base salary as in effect at the date hereof or as the same may have been increased prior to such reduction;

                    (iii) A failure by the Company to continue any bonus plans in which the Employee may be entitled to participate during employment (the "Bonus Plans") (provided that such plans may be modified from time to time but shall be deemed terminated if they do not remain substantially in the forms in effect when such plans are adopted) or plans providing the Employee with substantially similar benefits ("Substitute Plans"), or a failure by the Company to continue the Employee as a participant in the Bonus Plans or the Substitute Plans on at least the same basis as the Employee participates at the dates of adoption of the Bonus Plans or Substitute Plans, respectively;

                    (iv) A relocation of the Company's principal executive offices to a location that is more than 35 miles farther from the Employee's residence at the date hereof or the Company's requiring the Employee to be based anywhere other than the location at which the Employee at the date hereof performs the Employee's duties, except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations at the date hereof or any adverse change in the office assignment or secretarial and other support accorded to the Employee at the date hereof;

                    (v) A failure by the Company to continue in effect any benefit or compensation plan or stock option plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) in which the Employee is participating at the date hereof (or in the case of plans adopted after the date hereof and providing a type of benefit not provided by the Company at the date hereof, at the respective dates of adoption of such plans) or plans providing the Employee with substantially similar benefits or the taking of any action by the Company which would adversely affect the Employee's participation in or reduce the Employee's benefits under any of such plans;








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                                                       EXHIBIT
                                                       10(iii)(g)
                                                       Page 6 of 6



                    (vi) The taking of any action of the Company which would deprive the Employee of any material fringe benefit enjoyed by the Employee at the date hereof (or in the case of a fringe benefit not provided by the Company on date hereof, at the respective dates of adoption of such plans first providing such fringe benefits) or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled in accordance with the Company's practices at the date hereof;

                    (vii) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assignee of the Company or any person acquiring substantially all of the Company's assets.


                   ADDENDUM TO THE RESTATED EXECUTIVE SUPPLEMENTAL
                        RETIREMENT AGREEMENT (the "Agreement")
                         DATED EFFECTIVE AS OF APRIL 2, 1985
                    BETWEEN INGERSOLL-RAND COMPANY (the "Company")
                        AND                   (the "Employee")



               The Company hereby agrees that should Employee die prior to May 30, 1997, any death benefit payments owing to Employee's beneficiary pursuant to paragraphs 1, 2, or 3, of the above
          referenced Agreement shall be increased by         (the
          "Additional Death Benefit"). The Additional Death Benefit shall be paid to Employee's designated beneficiary (i) in equal monthly installments over the same 120 monthly periods in which death benefits are to be paid pursuant to paragraph 2 of the Agreement, and (ii) in equal monthly installments over the same monthly periods remaining for installment payments where death benefits are to be paid under either paragraph 1 or 3 of the Agreement.



          Dated: Effective June 1, 1987           Ingersoll-Rand Company

                                                  ______________________



                                                  ______________________
                                                  Employee

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